UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices) (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 21, 2008, UTStarcom Personal Communications LLC, a wholly-owned subsidiary of UTStarcom, Inc., borrowed $50.0 million under its $75.0 million secured revolving credit facility with Wells Fargo Foothill, LLC, a Delaware limited liability company.  The details of the revolving credit facility were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2008 under Item 1.01, “Entry into a Material Definitive Agreement,” and are incorporated herein by reference.  The Company elected the LIBOR option with respect to the $50.0 million draw down and such advance will bear interest at a rate equal to the floating per annum rate based on LIBOR (defined in the Credit Agreement as the greater of (a) 3.00% per annum and (b) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market) plus a margin equal to 4.0%.  The proceeds of the borrowing will be used for general corporate purposes including, but not limited to, working capital, capital expenditures or investments.

The foregoing descriptions of the secured revolving credit facility and the borrowing are qualified in their entirety by reference to the complete copy of the Credit Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2008, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: April 24, 2008	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer